UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2007

Standard Parking Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-50796	16-1171179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 N. Michigan Avenue, Suite 1600 Chicago, Illinois	60611
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (312) 274-2000

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 1, 2007, Standard Parking Corporation issued a press release announcing that it has appointed Thomas L. Hagerman to the position of Executive Vice President and Chief Operating Officer. The appointment is effective October 1, 2007. A copy of the Company's press release is attached hereto as Exhibit 99 and is hereby incorporated by reference.

Mr. Hagerman, 46, has served as the Executive Vice President of Operations for the Company's Central Division since July 2004 and as a Senior Vice President of the Company from March 1998 through June 2004. He received his B.A. degree in marketing from The Ohio State University in 1984, and a B.A. degree in business administration and finance from Almeda University in 2004.

In connection with his promotion, the Company and Mr. Hagerman have modified the terms of his Amended and Restated Executive Employment Agreement dated March 1, 2005 (the "Agreement"). Pursuant to the First Amendment to the Amended and Restated Executive Employment Agreement dated October 1, 2007 (the "Amendment"), Mr. Hagerman's base salary has been increased to $357,000 annually, and his new title will be Executive Vice President, Chief Operating Officer. In addition, Mr. Hagerman's Target Annual Bonus has been increased from $93,000 to $120,000 on a pro rata basis. Except to the extent it is expressly modified by the Amendment, the Agreement remains in full force and effect in strict accordance with its terms.

Item 9.01. Financial Statements and Exhibits.

99.1      Press Release dated October 1, 2007

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Standard Parking Corporation (Registrant)
October 1, 2007 (Date)	/s/ G. MARC BAUMANN G. Marc Baumann Chief Financial Officer

Exhibit Index
99.1	Press release dated October 1, 2007